Exhibit 1.1

Nuveen Unit Investment Trust, Series 161

Reference Trust Agreement

Dated: November 10, 2016

This Reference Trust Agreement among Nuveen Securities, LLC, as Depositor, Nuveen Fund Advisors, LLC, as Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Standard Terms and Conditions of Trust For Nuveen Unit Investment Trusts, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After May 10, 2016” (the “Standard Terms and Conditions of Trust”) and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

Witnesseth That:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

Part I

Standard Terms and Conditions of Trust

Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

Part II

Special Terms and Conditions of Trust

The following special terms and conditions are hereby agreed to:

            1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

            2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under “Statement of Financial Condition-Units” in the Prospectus for the Trust.

            3. The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under “Statement of Financial Condition-Units” in the Prospectus for the Trust.

            4. The Depositor’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus.

            5. The Trustee’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus.

            6. The Supervisor’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus.

            7. The Evaluator’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus.

This Trust Agreement shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

In Witness Whereof, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.

Nuveen Securities, LLC

By /s/ John Browning

John Browning Managing Director

Nuveen Fund Advisors, LLC

By /s/ John Browning

John Browning Managing Director

The Bank of New York Mellon, Trustee

By /s/ Thomas Balbone

Thomas Balbone, Vice President

Schedule A to Trust Agreement

Securities Initially Deposited

in

Nuveen Unit Investment Trust, Series 161

Incorporated herein by this reference and made a part hereof is the schedule set forth under “Trust Portfolio(s)” in the Prospectus for the Trust.